Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
In re:	:
	:	Chapter 11
SKINNY NUTRITIONAL CORP.,	:
	:	Bankruptcy No. 13-13972 (JKF)
Debtor.	:
	:	Related to Docket No. 230
:

AMENDED ORDER APPROVING AMENDMENT TO APPROVED ASSET
PURCHASE AGREEMENT BETWEEN THE DEBTOR AND SKINNY NUTRITIONAL,
LLC AND FURTHER MODIFYING THE STIPULATION OF SETTLEMENT
BY AND BETWEEN THE TRIM PARTIES AND THE DEBTOR

AND NOW, this 28th day of March, 2014, upon consideration of the Motion of Skinny Nutritional Corp. for an Order Amending the Approved Asset Purchase Agreement Between the Debtor and Skinny Nutritional, LLC and for the Further Amendment of the Stipulation of Settlement by and Between the Debtors and the Trim Parties (the “Motion”); and the Court having found that the Amendment to Asset Purchase Agreement, a copy of which is attached hereto as Exhibit “A” (the “Amendment”), and the proposed amendments to the Stipulation of Settlement by and between the Debtor and the Trim Parties (the “Amended Stipulation of Settlement”) are in the best interest of the estate, are well within the range of reasonableness, and serve a legitimate business justification; it is hereby

ORDERED that the Motion is GRANTED and the Amendment is hereby approved; and it is further

ORDERED that the Order (A) Authorizing the Sale of Substantially All of the Debtor’s Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement (C) Authorizing the Assumption and Assignment of the Assigned Contracts and (D) Granting Related Relief [Docket No. 219], dated January 15, 2014, shall remain in full force and effect and all references in such Sale Order to the “Agreement” shall hereinafter be deemed to mean the Agreement, as modified by the Amendment attached hereto as Exhibit “A;” and it is further

ORDERED that the Amended Stipulation of Settlement is hereby approved; and it is further

ORDERED that no payment of any professional fees or expenses shall be made from the funds payable at closing until further order of this Court authorizing the disposition of the funds payable at closing; and it is further

ORDERED that this Court retains jurisdiction to entertain any disputes with respect to the matters contained herein.

BY THE COURT

/s/ Jean K. FitzSimon
Honorable Jean K. FitzSimon
United States Bankruptcy Judge

Courtesy Copies of Order:

Edmond M. George, Esquire
Michael D. Vagnoni, Esquire
Obermayer Rebmann Maxwell & Hippel LLP
One Penn Center, Suite 1900
1617 JFK Boulevard
Philadelphia, PA 19103

EXHIBIT "A"

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of the ____ day of March, 2014 by and between Skinny Nutritional LLC, a Delaware limited liability company (“Buyer”) and Skinny Nutritional Corp., a Nevada corporation (“Seller”) as debtor-in-possession under Chapter 11 Case No. 13-1392-jkf in the United States Bankruptcy Court for the Eastern District of Pennsylvania (“Court”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement (“APA”) dated as of November 15, 2013; and

WHEREAS, the Court entered an Order on February __, 2014 (a) authorizing the sale of substantially all of the Debtor’s assets, free and clear of liens, claims, encumbrances, and interests; (b) approving Asset Purchase Agreement; (c) authorizing the assumption and assignment of the assigned contracts; and (d) granting related relief; and

WHEREAS, Seller and Buyer (collectively “Parties”) wish to amend the APA.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, and the agreements set forth below, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Any capitalized term not otherwise defined in this Amendment shall have the meaning ascribed to it in the APA.

2. Section 2.5(b) of the APA shall be amended in its entirety to read as follows:

“(b) The Purchase Price (reflecting the adjustments, prorations and cost and expense allocations provided in Sections 2.6 and 2.7), less all amounts owed by the Seller to the Buyer on account of the DIP Loan as of the Closing Date, shall be paid by Buyer to Seller at Closing as follows: (i) cash in the amount of eight hundred thirty-five thousand dollars ($835,000) by wire transfer of immediately available funds (the first $765,000 of such cash to be applied first at Closing in full payment of the amounts due Trim with the balance being paid to SSG at Closing) and (ii) the balance of approximately five hundred thirty-three thousand dollars ($533,000) in the form of a Promissory Note (“Note”) payable in three equal installments on June 16, 2014, September 30, 2014 and December 15, 2014, such Note to be secured by all of the assets of Buyer, including those transferred by Seller at closing (but subordinate to any interest of a factor in the Buyer’s receivables and inventory), with a Confession of Judgment provision and containing typical lender protections for a transaction of this nature, with conforming UCC’s filed by Seller.”

3. Seller shall pay the balance owing to SSG from cash on hand in the estate of Seller or from the June 16, 2014 payment.

4. Buyer waives any alleged default of Seller under the APA arising out of issues raised by Buyer, regarding the proprietary bottle issue and the Canada Dry contract.

5. Buyer confirms that it is unaware of any other known defaults of Seller under the APA.

6. The Closing shall occur on the Closing Date agreed to by Seller and Buyer after entry of the Court’s Order approving the Amendment and prior to the date that the amounts payable to Trim are due.

7. This Amendment will only become effective as and when approved by the Court.

8. All other provisions of the APA are hereby ratified and confirmed by the Parties.

9. This Amendment may be executed and delivered in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile or electronic mail with the same force and effect as if originally executed copies of this Amendment had been delivered by the Parties hereto. If this Amendment is executed and delivered in counterparts or by facsimile or electronic mail, either of the Parties may thereafter require that both Parties originally execute and deliver a sufficient number of additional copies of this Amendment so that each of the Parties may have two fully executed originals of this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

SKINNY NUTRITIONAL CORP.

By:
Name: Michael Salaman

SKINNY NUTRITIONAL LLC

By:
Name: Mark A. Turnbull